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[PLANTE MORAN LOGO]                                                 EXHIBIT 23.1

                                                            Plante & Moran, PLLC
                                                                       Suite 500
                                                            2601 Cambridge Court
                                                          Auburn Hills, MI 48328
                                                               Tel: 248.375.7100
                                                               Fax: 248.375.7101
                                                                 plantemoran.com


                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Michigan Heritage Bancorp, Inc. and to the incorporation by reference therein of our report dated February 5, 2003, with respect to the consolidated financial statements of Michigan Heritage Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
November 21, 2003